CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

As independent public accountants, we hereby consent to the use of our report dated January 7, 2005, for the IPS Millennium Fund and to all references to our firm included in or made a part of this Post-Effective Amendment to Integrity Funds' Registration Statement on Form N-1A including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Financial Statements" in the Statement of Additional Information.

Cohen McCurdy, Ltd.
Westlake, Ohio
July 28, 2005